##




##
##                               -#-
4182/BLUSEC
##







                SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): January 11, 1994



                 MERRY-GO-ROUND ENTERPRISES, INC.
        (Exact Name of Registrant as Specified in Charter)



Maryland                  1-10491               52-0913402
(State or Other    (Commission File Number)    (IRS Employer
Jurisdiction of                                Identification No.)
Incorporation)



3300 Fashion Way, Joppa, Maryland                     21085
(Address of Principal Executive Offices)            (Zip Code)


Registrant's telephone number, including area code: (410) 538-1000



                          Not Applicable
  (Former Name or Former Address, if Changed Since Last Report)

Item 3(a).    Bankruptcy or Receivership.

              On January 11, 1994, voluntary petitions (the "Petitions") were filed with respect to the Registrant and two of its subsidiaries, MGR Distribution Corporation and MGRR, Inc., seeking protection under Chapter 11 of the Federal Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Maryland (the "Bankruptcy Court") (Chapter 11 Case Nos. 94-5-0161, 0162 and 0163 (SD)). The
Registrant and such subsidiaries are in possession of their respective properties and are maintaining and operating their respective businesses as debtors-in-possession pursuant to the provisions of Sections 1107 and 1108 of Chapter 11. On January 21, 1994, the Bankruptcy Court entered an interim order approving on an interim basis a $40,000,000 revolving credit facility with a $40,000,000 subfacility for letters of credit. A copy of this order is filed as Exhibit 99.1 to this Form 8-K. This financing is described in greater detail in Item 5. below under the caption "Revolving Credit Agreement."

              The Registrant intends and desires to continue the operation of its businesses and the management of its properties and intends to propose a plan or plans of reorganization pursuant to Chapter 11 of the Bankruptcy Code.

Item 5.       Other Events.

    I.  Revolving Credit Agreement.

              On January 11, 1994, prior to and in contemplation of the filing of the Petitions, the Registrant, MGR Distribution Corporation and MGRR, Inc. executed a commitment letter and a related fee letter (the "Fee Letter") with respect to a $125,000,000 revolving credit facility. A copy of the Fee letter is filed as Exhibit 99.2 to this Form 8-K. The Registrant and MGR Distribution Corporation, as Borrowers, and MGRR, Inc., as Guarantor, have entered into a Revolving Credit Agreement dated as of January 14, 1994 (the "Original Credit Agreement"), as amended by a First Amendment dated as of January 21, 1994 (the "First Amendment," with the Original Credit Agreement as amended by the First Amendment being referred to herein as the "Credit Agreement") with the financial institutions from time to time party thereto (the "Lenders") and The CIT Group/Business Credit, Inc., as Agent. The proceeds of the loans to be made pursuant to the Credit Agreement are intended to be used solely to fund working capital in the Borrowers' and the Guarantor's businesses and for other general corporate purposes.

              The following is a brief summary of certain portions of the Credit Agreement and are qualified in their entirety by reference to the Original Credit Agreement and the First Amendment, which are filed as Exhibits 99.3 and 99.4 to this Form 8-K. Pursuant to the terms of the Credit Agreement, the Lenders have agreed, subject to the limitations described below, to provide the Borrowers with a $125,000,000 revolving credit facility, including a $90,000,000 subfacility for the issuance of letters of credit (of which not more than $10,000,000 may be used for standby letters of credit). Until the final order of the Bankruptcy Court approving the loans made and to be made in accordance with the Credit Agreement (the "Final Bankruptcy Court Order") is duly entered, the revolving credit facility is limited to $40,000,000 and the letter of credit subfacility is limited to $40,000,000 (of which not more than $5,000,000 may be used for standby letters of credit).

         Under the subfacility, CIT has agreed to assist the Borrowers in joining in applications for documentary and standby letters of credit and/or guaranteeing payment or performance of such letters of credit to be issued by a bank mutually acceptable to CIT and the Borrowers. Letters of credit issued under the subfacility would be limited to terms not exceeding one year from their respective dates of issuance. No letter of credit (a) may expire later than 15 days prior to the Termination Date (as defined below) unless such letter of credit is cash collateralized in an amount equal to 105% of the face amount thereof, or (b) may be issued for the benefit of domestic trade creditors in connection with the purchase of merchandise by either Borrower in excess of $12,000,000.

         The Lender's commitment to make revolving credit loans and the obligation to assist in the issuance of letters of credit will expire on the earliest to occur of: (i) the date which is twenty-seven (27) months after January 21, 1994; (ii) 30 days after January 21, 1994 if the Final Bankruptcy Court Order shall not have been entered during such 30-day period; and (iii) the date of substantial consummation (as defined in Section 1101(2) of the Bankruptcy Code) of a plan of reorganization in the Borrowers' and the Guarantor's jointly administered cases that has been confirmed by an order of the Bankruptcy Court. The occurrence of the earliest of these events is referred to in the Credit Agreement as the "Termination Date."

         No Lender has an obligation to make revolving credit loans or arrange for the issuance of letters of credit (except in certain circumstances with respect to letters of credit which are cash collateralized at 105% as provided in the Credit Agreement) if the proposed loan or letter of credit, when added to the aggregate amount of all outstanding and contemporaneous revolving credit loans and the letter of credit exposure at such time, would cause the aggregate of such loans and letter of credit exposure at any time to exceed the "Current Commitment" at such time. The "Current Commitment" at any time is an aggregate amount equal to the stated commitment set forth above (as the same may be voluntarily reduced by the Borrowers from time to time), or, if less, the borrowing base availability at that time. The borrowing base availability is computed as an amount equal to the difference between (i) the sum of (A) 60% of the "book value" (as defined in the Credit Agreement) of the Borrowers' eligible inventory, subject to certain qualifications and deductions, and from and after the date on which the Agent has received certain evidence establishing the absence of liens on certain inventory (B) 60% of "L/C Inventory" (the undrawn stated amount of documentary letters of credit for the importation of finished goods inventory) and (ii) $2,500,000. If at any time the Current Commitment is less than the aggregate unpaid principal amount of the revolving credit loans then outstanding plus the letter of credit exposure at such time, the Borrowers shall prepay revolving credit loans in an amount of not less than the amount of such difference or, if the outstanding revolving credit loans are less than the amount of such difference, the Borrowers are required to provide cash collateral to the Agent in an amount equal to 105% of such excess.

         Under the Credit Agreement, the Borrowers are required to maintain inventory at certain specified levels, which vary during the term of the Credit Agreement. The Credit Agreement also requires that the Borrowers' earnings before interest, taxes, depreciation and amortization (EBITDA), computed on a first in-first out basis and as otherwise provided in the Credit Agreement, equal or exceed the minimum levels specified in the Credit Agreement. In addition, the Credit Agreement establishes restrictions on the Borrowers with respect to indebtedness, guarantees, liens, capital expenditures, loans, investments, dividends, asset dispositions, markups and markdowns and the payment of certain pre-petition obligations, among other matters.

         Loans made under the Credit Agreement will bear interest, (i) in the case of a Prime Loan, at a rate per annum for each day equal to the Prime Rate for such day plus 1% and
(ii) in the case of a Eurodollar Loan, at the "Eurodollar Rate" (the rate determined by the Agent to be the rate at which deposits in dollars are offered by Chemical Bank in the London interbank market two business days prior to the first day of the relevant interest period, in the approximate amount of the relevant Eurodollar Loan and having as maturity equal to such interest period) plus 2 1/2%. "Prime Rate" is defined in the Credit Agreement as the interest rate per annum publicly announced from time to time by Chemical Bank in New York, New York as its Prime Rate. Such interest rate is to change automatically from time to time effective as of the announced effective date of each change in such Prime Rate.

         As security for the joint and several obligations of the Borrowers to the Agent, CIT and the Lenders under the Credit Agreement and related documents, each Borrower has granted to the Agent for the ratable benefit of each of the Lenders a lien solely on the letter of credit cash collateral account establishable under the Credit Agreement. The Credit Agreement provides for no other liens on any other assets of the Borrowers or the Guarantor.

         The Credit Agreement provides for the payment of certain fees by the Borrowers, including (a) an unused line fee of 0.375% per annum from and after January 21, 1994 until the Termination Date, on the excess, if any, of the revolving credit commitment over the sum of the loans and letter of credit exposure outstanding from time to time, (b) a letter of credit fees at rates ranging from 1.25% to 1.50%, and (c) an agent's fee aggregating $100,000 per annum. The Fee Letter provides for the payment of a facility fee of $1,250,000, $650,000 of which has been paid and $600,000 of which will be paid upon the entry of the Final Bankruptcy Court Order.


    II. NYSE's Review of Registrant's Listing Status.

         On January 12, 1994, the New York Stock Exchange, Inc. (the "Exchange") announced that it was reviewing the eligibility for continued listing of the Registrant's common stock in view of the Registrant's announcement that it had filed a Petition in the Bankruptcy Court.

Item 7.       Financial Statements and Exhibits.

(c).     Exhibits.

    99.1 Interim Order of the Bankruptcy Court, dated January
         21, 1994.

    99.2 Fee Letter dated January 11, 1994 among Merry-Go-Round
         Enterprises, Inc., MGR Distribution Corporation, MGRR,
         Inc. and CIT Group/Business Credit, Inc.

    99.3 Revolving Credit Agreement, dated as of January 14, 1994 among Merry-Go-Round Enterprises, Inc. and MGR Distribution Corporation as Borrowers, MGRR, Inc. as Guarantor, the financial institutions party thereto, as Lenders, and The CIT Group/Business Credit, Inc., as Agent.

    99.4 First Amendment, dated as of January 21, 1994, among the
         Borrowers, the Guarantor, the Lenders and the Agent.

                          Signatures

              Pursuant to the requirements of the Securities
Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             MERRY-GO-ROUND ENTERPRISES, INC.



January 26, 1994             By: /s/ Isaac Kaufman
                                Isaac Kaufman
                                Executive Vice President,
                                Secretary and Treasurer

                        EXHIBIT INDEX



99.1               Interim Order of the Bankruptcy Court,
                   dated January 21, 1994


99.2               Fee Letter dated January 11, 1994
                   among Merry-Go-Round Enterprises, Inc., MGR
                   Distribution Corporation, MGRR, Inc.
                   and CIT Group/Business Credit, Inc.


99.3 Revolving Credit Agreement, dated as of January 14, 1994, among Merry-Go-Round Enterprises, Inc. and MGR Distribution Corporation as Borrowers, MGRR, Inc. as Guarantor, the financial institutions party thereto, as Lenders, and The CIT Group/Business Credit, Inc., as Agent.


99.4 First Amendment, dated as of January 21, 1994 among the Borrowers, the Guarantor, the Lenders and the Agent.